Exhibit 99.1

Contact:	Gary Thompson – Media Caesars Entertainment Corporation (702) 407-6529	Jennifer Garrison – Investors Caesars Entertainment Corporation (702) 407-6407

Caesars Entertainment Announces Expiration and Results of Rights Offering

LAS VEGAS – November 11, 2013 – Caesars Entertainment Corporation (“Caesars”) (NASDAQ: CZR) announced that the subscription period of the previously announced offering of Class A common stock (“Class A Common Stock”) of Caesars Acquisition Company (“CAC”) to holders of subscriptions rights expired at 5:00 p.m., New York City time, on November 2, 2013 (the “Expiration Date”).

The results of the offering indicate that approximately 95.2% of the basic subscription rights were exercised by holders of the subscription rights. In addition, holders of subscription rights elected to retain approximately 0.8% of the aggregate basic subscription rights and other holders of subscription rights who exercised their basic subscription rights in full requested to purchase 79,347,563 additional shares of Class A Common Stock pursuant to the over-subscription privilege such that the offering, other than with respect to the Class A Common Stock underlying the subscription rights that were retained, is expected to be fully subscribed. Accordingly, after giving effect to the subscription rights that were retained, Caesars expects CAC to distribute a total of 135,771,882 shares of Class A Common Stock to the holders of subscription rights who validly exercised their subscription rights and paid the subscription price in full, including pursuant to the exercise of the over-subscription privilege.

Based on the results of the offering, Caesars estimates that CAC will receive aggregate gross proceeds from the offering of approximately $1,173.1 million.

Subscription rights that were not validly exercised by 5:00 p.m., New York City time, on the Expiration Date, or deemed exercised by 5:00 p.m., New York City time, on the Expiration Date, if such rights were validly exercised by mail and postmarked on or before the Expiration Date and received by the subscription agent before 5:00 p.m., New York City time, on November 5, 2013, have expired and are no longer exercisable. As a result, all unexercised subscription rights, including subscription rights that were retained, are void, of no value and have ceased to be exercisable for shares of Class A Common Stock.

Caesars expects that on or about November 18, 2013, after the subscription agent has effected all allocations and adjustments contemplated by the terms of the offering, the offering will be completed and CAC will distribute the shares of Class A Common Stock to holders of subscription rights who validly exercised their subscription rights and paid the subscription price in full.

CAC has applied to list shares of its Class A Common Stock for trading on the NASDAQ Global Select Market under the symbol “CACQ”, which has been updated since CAC’s initial application; however, there can be no assurances that CAC will achieve a listing upon completion of this offering or thereafter.

CAC is a newly formed company created to facilitate the previously announced strategic transaction pursuant to which Caesars has formed a new growth-oriented entity, Caesars Growth Partners, LLC (“Growth Partners”), to be owned by Caesars and CAC. Upon the consummation of the offering, Caesars expects that CAC will own approximately 42.4% of the economic interests of Growth Partners, and Caesars will own approximately 57.6% of the economic interests of Growth Partners.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any offer or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

If you have any questions about the offering of CAC’s Class A Common Stock, please contact the information agent, Georgeson Inc., at (888) 624-2255 (Toll Free) or, if you are a banks or brokerage firm, please call: (800) 223-2064 (Toll Free).

About Caesars

Caesars is the world’s most diversified casino-entertainment company. Since its beginning in Reno, Nevada, more than 75 years ago, Caesars has grown through development of new resorts, expansions, and acquisitions, and now operates casinos on four continents. The company’s resorts operate primarily under the Caesars®, Harrah’s®, and Horseshoe® brand names. Caesars also owns the London Clubs International family of casinos. In addition, Caesars Interactive Entertainment Inc., which as of October 21, 2013 became a subsidiary of CAC, has proprietary rights to the Bingo Blitz and World Series of Poker trademarks. Caesars is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence, and technology leadership. Caesars is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

Forward-looking Statements

This release contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Caesars has based these forward-looking statements on its current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this release. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, future financial results, the completion of the offering, ownership of economic interests of Growth Partners and CAC’s application to list shares of its Class A Common Stock for trading on the NASDAQ Global Select Market under the symbol “CACQ”, wherever they occur in this release, are necessarily estimates reflecting the best judgment of Caesars’ management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•	the rights offering for CAC’s Class A common stock may not consummate on the terms contemplated or at all;

•	the impact of Caesars’ substantial indebtedness and the restrictions in Caesars’ debt agreements;

•	access to available and reasonable financing on a timely basis, including the ability of Caesars to refinance its indebtedness on acceptable terms;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	the ability to realize the expense reductions from cost savings programs;

•	changes in the extensive governmental regulations to which Caesars and its stockholders are subject, and changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines, and fines of courts, regulators, and governmental bodies;

•	the ability of Caesars’ customer-tracking, customer loyalty, and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•	the effects of competition, including locations of competitors and operating and market competition;

•	the ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the ability to timely and cost-effectively integrate companies that Caesars acquires into its operations;

•	the potential difficulties in employee retention and recruitment as a result of Caesars’ substantial indebtedness or any other factor;

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	acts of war or terrorist incidents, severe weather conditions, uprisings or natural disasters, including losses therefrom, including losses in revenues and damage to property, and the impact of severe weather conditions on Caesars’ ability to attract customers to certain of its facilities, such as the amount of losses and disruption to Caesars as a result of Hurricane Sandy in late October 2012;

•	the effects of environmental and structural building conditions relating to Caesars’ properties;

•	access to insurance on reasonable terms for Caesars’ assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

These forward-looking statements should, therefore, be considered in light of various important factors set forth above and from time to time in Caesars’ filings with the SEC. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Caesars undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.

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